UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

CHASE CREDIT CARD MASTER TRUST

Series 1996-3, Series 2001-2, Series 2001-4, Series 2001-6, Series 2002-1,

Series 2002-3, Series 2002-5, Series 2002-7, Series 2003-2, Series 2003-3,

Series 2003-4, Series 2003-5, Series 2003-6, Series 2004-1 and Series 2004-2

(Issuer of Securities)

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor of the Trust)

(Exact name of registrant as specified in its charter)

United States	000-28338-03	22-2382028
(State or other jurisdiction of incorporation)	(Commission File Number.)	(IRS Employer Identification No.)

White Clay Center Building 200, Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 575-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Chase Credit Card Master Trust, which was formerly known as Chemical Master Credit Card Trust I, is the issuer of a number of outstanding series of asset backed certificates. The asset backed certificates are serviced in accordance with the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of March 14, 2006, as amended (the “Pooling and Servicing Agreement”). The parties to the Pooling and Servicing Agreement are JPMorgan Chase Bank, National Association (f/k/a The Chase Manhattan Bank), as transferor prior to June 1, 1996, Chase Bank USA, National Association (f/k/a Chase Manhattan Bank USA, National Association) (“Chase USA”), as transferor on and after June 1, 1996, and as servicer, and The Bank of New York, as trustee.

On or about May 15, 2006, Chase USA, as servicer, distributed monthly payments to the holders of the Series 1996-3, Series 2001-2, Series 2001-4, Series 2001-6, Series 2002-1, Series 2002-3, Series 2002-5, Series 2002-7, Series 2003-2, Series 2003-3, Series 2003-4, Series 2003-5, Series 2003-6, Series 2004-1 and Series 2004-2 certificates. Chase USA furnished copies of monthly certificateholders’ reports for each of those series as required by the Pooling and Servicing Agreement. Copies of those monthly certificateholders’ reports are being filed as an exhibit to this current report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Excess Spread Analysis

99.2	Monthly Reports with respect to the May 15, 2006 distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

Date: May 15, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Excess Spread Analysis

99.2	Monthly Reports with respect to the distribution to certificateholders on May 15, 2006